Exhibit 3.13

BY-LAWS

OF

US LEC OF TENNESSEE INC.

Effective as of November 14, 1997

INDEX OF

BY-LAWS

OF

US LEC OF TENNESSEE INC.

(STATE OF DELAWARE)

ARTICLE I

OFFICES

Section 1.	Registered Office
Section 2.	Other Offices

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.	Location
Section 2.	Annual Meetings
Section 3.	Substitute Annual Meeting
Section 4.	Notice
Section 5.	Record Date
Section 6.	Stock Ledger
Section 7.	Special Meetings
Section 8.	Notice of Special Meeting
Section 9.	Business at Special Meeting
Section 10.	Quorum and Adjournments
Section 11.	Organization
Section 12.	Vote
Section 13.	Proxies
Section 14.	Action Without Meeting

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ARTICLE III

DIRECTORS

Section 1.	Number
Section 2.	Vacancies
Section 3.	Powers

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.	Location
Section 6.	First Meeting
Section 7.	Regular Meetings
Section 8.	Special Meetings
Section 9.	Quorum
Section 10.	Organization
Section 11.	Action Without Meeting
Section 12.	Meeting by Conference Telephone

COMMITTEES OF DIRECTORS

Section 13.	Committees
Section 14.	Committee Rules
Section 15.	Minutes

REMOVAL OF DIRECTORS

Section 16.	Removal

ARTICLE IV

NOTICES

Section 1.	Writing
Section 2.	Waiver

ARTICLE V

OFFICERS

Section 1.	Officers
Section 2.	Election
Section 3.	Other Officers
Section 4.	Salaries
Section 5.	Term

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THE CHAIRMAN

Section 6.	Duties and Powers

THE PRESIDENT

Section 7.	Duties and Powers

THE VICE PRESIDENTS

Section 8.	Duties and Powers

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.	Duties and Powers
Section 10.	Assistant Secretaries

THE TREASURER AND ASSISTANT TREASURERS

Section 11.	Duties and Powers
Section 12.	Disbursement
Section 13.	Bond
Section 14.	Assistant Treasurer

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.	Certificates
Section 2.	Facsimile Signatures
Section 3.	Lost Certificates
Section 4.	Transfers of Stock
Section 5.	Closing of Transfer Books
Section 6.	Registered Stockholders
Section 7.	Indemnification

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ARTICLE VII

GENERAL PROVISIONS

Section 1.	Dividends
Section 2.	Reserves
Section 3.	Annual Statement
Section 4.	Checks
Section 5.	Fiscal Year
Section 6.	Seal
Section 7.	Indemnification
Section 8.	Form of Records

ARTICLE VIII

AMENDMENTS

Section 1.	Amendments

Page iv

BY-LAWS

OF

US LEC OF TENNESSEE INC.

(STATE OF DELAWARE)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office in State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Location. All meetings of the stockholders shall be held on such date and at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. Annual meetings of stockholders shall be held on any business day during the month of April in each year, beginning with the year 1998, at such day and time as shall be stated in the notice of meeting (or in a duly executed waiver of notice thereof) at which they shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Substitute Annual Meeting. If the annual meeting for election of directors is not held on the date designated therefore, the directors shall cause the meeting to be held as soon thereafter as convenient. If there should be a failure to hold the annual meeting for a period of 30 days after the date designated therefore, or if no date has been designated, for a period of 13 months after the organization of the corporation or after its last annual meeting, the meeting may be ordered as provided for in Section 211 of the General Corporation Law of the State of Delaware.

Section 4. Notice. Written notice of the annual meeting, stating the place, date and time thereof, shall be given to each stockholder entitled to vote thereat, at least 10 days but not more than 60 days before the date of the meeting.

Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6. Stock Ledger. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 7. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 8. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, date, time and purpose thereof, shall be given to each stockholder entitled to vote thereat, at least 10 days but not more than 50 days before the date fixed for the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 9. Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 10. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including without limitation its own stock, held by it in a fiduciary capacity. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11. Organization. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary or, in his absence, an assistant secretary, shall act as secretary of the meeting, but in the absence of the foregoing persons the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 12. Vote. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in questions. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the board of directors may require a larger vote upon any election or question.

Section 13. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation.

Section 14. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors which shall constitute the whole board shall not be less than 1 nor more than 5 as shall be determined from time to time by the directors. The number of directors constituting the initial board shall be 2. Thereafter, within such limits, the number of directors shall be determined by the directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the earlier of his resignation, removal, disqualification, retirement, or death, or the due election and qualification of his successor. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, by the sole remaining director, or by the stockholders at any meeting, and the directors so chosen shall hold office until the earlier of his resignation, removal, disqualification, retirement, or death, or the due election and qualification of his successor. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. Location. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6. First Meeting. The first meeting of each newly elected board of directors shall be held at the same place as the annual meeting of the stockholders of the Corporation and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 7. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. If so determined, notices of regular meetings need not be given.

Section 8. Special Meetings. Special meetings of the board may be called by the president on not less than two, or, in the case of notice given by mail, not less than three days’ notice to each director; special meetings shall be called by the president or the secretary on like notice on the written request of two directors, unless the board consists of only one director in which case special meetings shall be called by the president or the secretary on like notice on the written request of the sole director.

Section 9. Quorum. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Organization. Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the president, or in their absence by a chairman chosen at the meeting. The secretary or, in his absence, an assistant secretary, shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 11. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

Section 12. Meeting by Conference Telephone. Unless otherwise restricted by the certificate of incorporation, members of the board of directors or any committee designated by the board may participate in the meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 13. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. To the extent provided in the resolution, any such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these by-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 14. Committee Rules. Unless the board of directors otherwise provides, each committee designated by the board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article III of these by-laws.

Section 15. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

REMOVAL OF DIRECTORS

Section 16. Removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1. Writing. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may also be given by telegram, telex or facsimile.

Section 2. Waiver. Whenever any notice is required to be given under provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a vice president or vice presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a president, a secretary and a treasurer, and may choose one or more vice presidents, assistant secretaries or assistant treasurers, none of whom need be a member of the board.

Section 3. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. Term. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

CHAIRMAN

Section 6. Duties and Powers. The chairman of the corporation shall be the chief executive officer of the corporation and, as such, subject to the control of the board of directors, supervise the management of the corporation. He shall, when present, preside at all meetings of the stockholders and at all meetings of the board of directors. He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

PRESIDENT

Section 7. Duties and Powers. The president of the corporation shall be the chief operating officer of the corporation, and, subject to the control of the board of directors and supervision and direction of the chairman, shall supervise and control the day-to-day operation of the corporation in accordance with these by-laws. In the absence of the chairman, or in the event of his death, inability or refusal to act, the president shall perform the duties of the chairman, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman. He shall sign any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the board of directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of president and such other duties as may be prescribed by the chairman or the board of directors from time to time.

THE VICE PRESIDENTS

Section 8. Duties and Powers. The vice president, or if there shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the chairman or the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors, the chairman or the president may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. Duties and Powers. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chairman, the president or any vice presidents, under whose supervision he shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

Section 10. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chairman, the president, any vice president or the secretary may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. Duties and Powers. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall be the chief financial officer of the corporation.

Section 12. Disbursement. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. Bond. If required by the board of directors, he shall give the corporation a bond (which shall be renewed as and when required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the president, any vice president or the treasurer may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Closing of Transfer Books. The board of directors may close the stock transfer books of the corporation for a period of not more than 60 nor less than 10 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not more than 60 nor less than 10 days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid,, the board of directors may fix in advance a record date, pursuant to Article II of these by-laws.

Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Indemnification. The corporation shall indemnify to the fullest extent authorized by law and the certificate of incorporation any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

Section 8. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. These by-laws may be amended, modified or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such amendment, modification or repeal be contained in the notice of such special meeting. If the power to adopt, amend, modify or repeal bylaws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to amend, modify or repeal by-laws.